EXHIBIT 99.1

Wyndham Worldwide Reports Second Quarter 2012 Earnings

Second Quarter Adjusted EPS Up 36% Year-Over-Year

Increases 2012 EPS Guidance

PARSIPPANY, N.J. (July 25, 2012) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended June 30, 2012.

Highlights:

•

Second quarter adjusted diluted earnings per share (EPS) was $0.87, compared with $0.64 in the second quarter of 2011, an increase of 36%. Second quarter 2012 reported diluted EPS was $0.88, an increase of 31% from the same period in 2011.

•	Second quarter Adjusted EBITDA increased 10% to $281 million.

•	During the quarter, the Company repurchased 3.8 million shares of its common stock for $190 million at an average price of $49.35.

•

The Company announced on July 19, 2012 that it completed a term securitization transaction involving the issuance of $300 million of investment-grade asset-backed notes at an advance rate of 90% and an overall weighted average coupon of 2.66%.

•	Raises full year Adjusted EPS Guidance to $3.10 - $3.20 from $3.00 - $3.15

“In the first half of 2012 we achieved back-to-back 36% increases in quarterly adjusted EPS growth in an economic environment that remains uncertain,” said Stephen P. Holmes, chairman and CEO, Wyndham Worldwide. “Underlying this growth is strong execution from each of our businesses and diversified product offerings well positioned to capitalize on consumers’ desire to travel. In addition, we benefited from capital allocation that included the return of capital to shareholders.”

SECOND QUARTER 2012 OPERATING RESULTS

Second quarter revenues were $1.1 billion, an increase of 4% from the prior year period. The increase reflected growth in our Lodging and Vacation Ownership businesses partially offset by unfavorable currency movements in our Vacation Exchange and Rentals business.

For the second quarter of 2012, adjusted net income was $128 million, or $0.87 per diluted share, compared with $108 million, or $0.64 per diluted share for the same period in 2011. The increase in adjusted net income primarily reflected stronger operating results in our Lodging and Vacation Ownership businesses. The increase in EPS also benefited from our share repurchase program, which decreased our weighted average share count by 14%.

Reported net income for the second quarter of 2012 was $128 million, or $0.88 per diluted share, compared with net income of $114 million, or $0.67 per diluted share, for the second quarter of 2011. The second quarter of 2011 included a refund of value added taxes, restructuring costs and legacy adjustments costs.

Free cash flow was $567 million for the six months ended June 30, 2012, compared to $595 million for the same period in 2011. Excluding a $51 million refund of value added taxes received in the first half of 2011, free cash flow increased by 4%. The Company defines free cash flow as net cash provided by operating activities less capital expenditures, equity investments and development advances. For the six months ended June 30, 2012, cash provided by operating activities was $647 million, compared with $696 million in the prior year period, which included the refund of value added taxes.

BUSINESS UNIT RESULTS

Lodging (Wyndham Hotel Group)

Revenues were $233 million in the second quarter of 2012, an increase of 23%, compared with the second quarter of 2011. The increase reflected domestic RevPAR gains of 8%, as part of a total system RevPAR increase of 5%, revenues associated with the Wyndham Grand hotel in Orlando, which opened at the beginning of the fourth quarter of 2011, and higher intersegment licensing fees for use of the Wyndham brand trade name. The revenue increase also included a combined $21 million of reclassifications and incremental global conference fees, both of which were fully offset in expenses.

Adjusted EBITDA was $74 million, an increase of 12% compared with the second quarter of 2011, largely a result of the revenue increases, partially offset by the operating costs associated with the Wyndham Grand hotel in Orlando and higher marketing costs.

As of June 30, 2012, the Company’s hotel system consisted of over 7,170 properties and approximately 608,300 rooms. The development pipeline included approximately 900 hotels and 113,900 rooms, of which 53% were new construction and 53% were international.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)

Revenues were $348 million in the second quarter of 2012, compared to $361 million in the second quarter of 2011. In constant currency and excluding the impact of acquisitions, revenues were flat.

Exchange revenues were $162 million, a decrease of 4% compared with the second quarter of 2011. In constant currency, exchange revenues were flat, as a 2% increase in exchange revenue per member was offset by a 2% decline in the average number of members due to the non-renewal of an affiliation agreement in the beginning of 2012.

Vacation rental revenues were $170 million, a 6% decrease compared with the second quarter of 2011. Excluding the impact of foreign currency and acquisitions, vacation rental revenues were flat, reflecting a 4% increase in the average net price per vacation rental offset by a 3% decrease in transaction volume.

Adjusted EBITDA for the second quarter of 2012 was $82 million, flat compared with the prior-year period.

Vacation Ownership (Wyndham Vacation Ownership)

Revenues were $570 million in the second quarter of 2012, a 5% increase over the second quarter of 2011, primarily reflecting increased vacation ownership interest (VOI) sales.

Gross VOI sales were $460 million in the second quarter of 2012, up 12% from the second quarter of 2011, primarily reflecting a 6% increase in volume per guest and a 5% increase in tour flow.

Adjusted EBITDA for the second quarter of 2012 was $150 million, a 15% increase compared with the second quarter of 2011, primarily reflecting contributions from increased VOI sales.

Other Items

•

The Company repurchased 3.8 million shares of common stock for $190 million during the second quarter of 2012 at an average price of $49.35. From July 1 through July 24, 2012, the Company repurchased an additional 1.1 million shares for $58 million at an average price of $50.77. The Company has $733 million remaining on its current share repurchase authorization.

•

Net interest expense in the second quarter of 2012 was $30 million, compared to $34 million in the second quarter of 2011. The decline was primarily due to the absence of an accrual for interest on value added taxes in the second quarter of 2011 and a lower average cost of funds resulting from our debt tender and issuance activity during the first quarter of 2012.

Balance Sheet Information as of June 30, 2012:

•	Cash and cash equivalents of approximately $285 million, compared with $142 million at December 31, 2011

•	Vacation ownership contract receivables, net, of $2.8 billion, unchanged from December 31, 2011

•	Vacation ownership and other inventory of approximately $1.1 billion, unchanged from December 31, 2011

•	Securitized vacation ownership debt of $1.9 billion, unchanged from December 31, 2011

•

Long-term debt of $2.3 billion, compared with $2.2 billion at December 31, 2011. The remaining borrowing capacity on the revolving credit facility was $908 million, compared with $771 million as of December 31, 2011

A schedule of debt is included in Table 5 of this press release.

Outlook

For the full year 2012, the Company:

•	Reiterates Revenues of approximately $4.425 – $4.6 billion

•	Updates Adjusted EBITDA guidance to $1.040 – $1.055 billion from $1.030 – $1.055 billion

•	Raises Adjusted EPS Guidance to $3.10 – $3.20 from $3.00 – $3.15

•	Reduces diluted shares to 147 million from 149 million

The guidance reflects assumptions used for internal planning purposes. Guidance may exclude non-recurring or special items, which may have a positive or negative impact on reported results. If economic conditions change materially from current levels, these assumptions and our guidance may change materially.

Conference Call Information

Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Wednesday, July 25, 2012 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the website for approximately 90 days beginning at noon EDT on July 25, 2012. The conference call may also be accessed by dialing (800) 369-2052 and providing the passcode “WYNDHAM.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on July 25, 2012, at (800) 551-8154.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and EPS to the most directly comparable GAAP measure because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to our reported results.

About Wyndham Worldwide Corporation

As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses over 7,170 hotels with approximately 608,300 rooms worldwide. Wyndham Exchange & Rentals offers leisure travelers, including its 3.7 million members, access to approximately 100,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of over 160 vacation ownership resorts serving over 813,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 27,800 employees globally.

For more information about Wyndham Worldwide, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on April 25, 2012. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Table 1

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Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income attributable to Wyndham for the Three Months Ended June 30, 2012 and 2011:

	Three Months Ended June 30,
	2012		2011
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$233	$75 (b)	$190	$66
Vacation Exchange and Rentals	348	82	361	106	(c)
Vacation Ownership	570	150	541	130

Total Reportable Segments	1,151	307	1,092	302
Corporate and Other (a)	(12)	(25)	(2)	(26	)(d)

Total Company	$1,139	$282	$1,090	$276

Reconciliation of EBITDA to Net Income Attributable to Wyndham

EBITDA		$282		$276
Depreciation and amortization		46		45
Interest expense		32		36	(e)
Early extinguishment of debt		—		1	(f)
Interest income		(2)		(2)

Income before income taxes		206		196
Provision for income taxes		78		82

Net income		128		114
Net loss attributable to noncontrolling interest		—		—

Net income attributable to Wyndham		$128		$114

(a)	Includes the elimination of transactions between segments.
(b)	Includes a $1 million benefit from the recovery of a previously recorded impairment charge.
(c)

Includes (i) a $31 million net benefit resulting from a refund of value added taxes and (ii) $7 million of restructuring costs incurred in connection with a strategic initiative commenced by the Company during 2010.

(d)

Includes $3 million of a net expense during the three months ended June 30, 2011 related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(e)	Includes $3 million of interest related to value added tax accruals.
(f)	Represents costs incurred for the early repurchase of a portion of the Company’s convertible notes.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the three months ended June 30, 2012 and 2011 (for a description of adjustments by segment, see Table 7):

	Three Months Ended June 30,
	2012		2011
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$233	$74	$190	$66
Vacation Exchange and Rentals	348	82	361	82
Vacation Ownership	570	150	541	130

Total Reportable Segments	1,151	306	1,092	278
Corporate and Other	(12)	(25)	(2)	(23)

Total Company	$1,139	$281	$1,090	$255

Table 1

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Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income attributable to Wyndham for the Six Months Ended June 30, 2012 and 2011:

	Six Months Ended June 30,
	2012			2011
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$418	$123	(b)	$339	$92	(f)
Vacation Exchange and Rentals	709	177	(c)	716	199	(g)
Vacation Ownership	1,071	253		992	227	(h)

Total Reportable Segments	2,198	553		2,047	518
Corporate and Other (a)	(23)	(46	)(d)	(6)	(38	)(d)

Total Company	$2,175	$507		$2,041	$480

Reconciliation of EBITDA to Net Income Attributable to Wyndham

EBITDA		$507			$480
Depreciation and amortization		91			90
Interest expense		65			69	(i)
Early extinguishment of debt		106	(e)		12	(j)
Interest income		(5)			(3)

Income before income taxes		250			312
Provision for income taxes		91			126

Net income		159			186
Net loss attributable to noncontrolling interest		1			—

Net income attributable to Wyndham		$160			$186

(a)	Includes the elimination of transactions between segments.
(b)	Includes a $1 million benefit from the recovery of a previously recorded impairment charge.
(c)	Includes a $2 million benefit related to the reversal of an allowance associated with a previously divested asset.
(d)

Includes $4 million and $8 million of a net benefit during the six months ended June 30, 2012 and 2011, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(e)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.
(f)	Includes a non-cash impairment charge of $13 million to reduce the value of an international joint venture.
(g)

Includes (i) a $31 million net benefit resulting from a refund of value added taxes and (ii) $7 million of restructuring costs incurred in connection with a strategic initiative commenced by the Company during 2010.

(h)	Includes a $1 million benefit for the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.
(i)	Includes $3 million of interest related to value added tax accruals.
(j)	Represents costs incurred for the early repurchase of a portion of the Company’s convertible notes.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the six months ended June 30, 2012 and 2011 (for a description of adjustments by segment, see Table 7):

	Six Months Ended June 30,
	2012		2011
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$418	$122	$339	$105
Vacation Exchange and Rentals	709	175	716	175
Vacation Ownership	1,071	253	992	226

Total Reportable Segments	2,198	550	2,047	506
Corporate and Other	(23)	(50)	(6)	(46)

Total Company	$2,175	$500	$2,041	$460

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
Net revenues
Service and membership fees	$489		$499		$993		$995
Vacation ownership interest sales	342		313		613		535
Franchise fees	163		134		281		235
Consumer financing	102		103		205		206
Other	43		41		83		70

Net revenues	1,139		1,090		2,175		2,041

Expenses
Operating	451		458		895		868
Cost of vacation ownership interests	42		48		70		79
Consumer financing interest	23		23		46		46
Marketing and reservation	190		153		356		290
General and administrative (a)	156		126	(c)	310		266	(c)
Asset impairments	—		—		—		13	(e)
Restructuring	—		7	(d)	—		6	(d)
Depreciation and amortization	46		45		91		90

Total expenses	908		860		1,768		1,658

Operating income	231		230		407		383
Other income, net	(5	)(b)	(1)		(9	)(b) (f)	(7	)(g)
Interest expense	32		36	(h)	65		69
Early extinguishment of debt	—		1	(i)	106	(j)	12	(i)
Interest income	(2)		(2)		(5)		(3)

Income before income taxes	206		196		250		312
Provision for income taxes	78		82		91		126

Net income	128		114		159		186
Net loss attributable to noncontrolling interest	—		—		1		—

Net income attributable to Wyndham	$128		$114		$160		$186

Earnings per share
Basic	$0.89		$0.68		$1.10		$1.10
Diluted	0.88		0.67		1.08		1.07

Weighted average shares outstanding
Basic	144		167		145		170
Diluted	147		170		148		174

(a)

Includes $3 million of a net expense during the three months ended June 30, 2011 and $4 million and $4 million of a net benefit during the six months ended June 30, 2012 and 2011, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(b)	Includes a $1 million benefit from the recovery of a previously recorded impairment charge at the Company’s lodging business.
(c)	Includes a $31 million net benefit resulting from a refund of value added taxes at the Company’s vacation exchange and rentals business.
(d)

The three and six months ended June 30, 2011 include $7 million of costs incurred as a result of a strategic initiative commenced by the Company during 2010. The six months ended June 30, 2011 also includes a $1 million benefit for the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(e)	Represents a non-cash impairment charge related to a write-down of an international joint venture at the Company’s lodging business.
(f)	Includes a $2 million benefit related to the reversal of an allowance associated with a previously divested asset at the Company’s vacation exchange and rentals business.
(g)	Includes $4 million of a gain related to the redemption of a preferred stock investment allocated to the Company in connection with our separation from Cendant.
(h)	Includes $3 million of interest related to value added tax accruals.
(i)	Represents costs incurred for the early repurchase of a portion of the Company’s convertible notes.
(j)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.

Table 3

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Wyndham Worldwide Corporation

OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms	2012	609,300	608,300	N/A	N/A	N/A
	2011	609,600	612,900	611,200	613,100	N/A
	2010	593,300	606,800	605,700	612,700	N/A
	2009	588,500	590,200	590,900	597,700	N/A

RevPAR	2012	$29.73	$37.23	N/A	N/A	N/A
	2011	$27.71	$35.38	$39.49	$30.65	$33.34
	2010	$25.81	$32.25	$37.14	$29.18	$31.14
	2009	$27.69	$32.38	$34.81	$26.47	$30.34
Vacation Exchange and Rentals
Average Number of Members (in 000s)	2012	3,684	3,670	N/A	N/A	N/A
	2011	3,766	3,755	3,744	3,734	3,750
	2010	3,746	3,741	3,766	3,759	3,753
	2009	3,789	3,795	3,781	3,765	3,782

Exchange Revenue Per Member	2012	$204.56	$177.07	N/A	N/A	N/A
	2011	$205.64	$178.46	$172.38	$161.68	$179.59
	2010	$201.93	$172.20	$173.44	$162.59	$177.53
	2009	$194.83	$174.22	$173.90	$163.89	$176.73

Vacation Rental Transactions (in 000s) (b)	2012	418	325	N/A	N/A	N/A
	2011	398	328	370	250	1,347
	2010	291	297	322	253	1,163
	2009	273	231	264	196	964

Average Net Price Per Vacation Rental (b)	2012	$379.40	$524.40	N/A	N/A	N/A
	2011	$377.71	$549.09	$701.81	$497.04	$530.78
	2010	$361.17	$387.01	$500.31	$449.12	$425.38
	2009	$353.15	$471.74	$594.34	$499.66	$477.38
Vacation Ownership
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2012	$384,000	$460,000	N/A	N/A	N/A
	2011	$319,000	$412,000	$455,000	$409,000	$1,595,000
	2010	$308,000	$371,000	$412,000	$373,000	$1,464,000
	2009	$280,000	$327,000	$366,000	$343,000	$1,315,000

Tours (d)	2012	148,000	186,000	N/A	N/A	N/A
	2011	137,000	177,000	197,000	173,000	685,000
	2010	123,000	163,000	187,000	160,000	634,000
	2009	137,000	164,000	173,000	142,000	617,000

Volume Per Guest (VPG) (d)	2012	$2,414	$2,361	N/A	N/A	N/A
	2011	$2,192	$2,227	$2,197	$2,296	$2,229
	2010	$2,334	$2,156	$2,081	$2,214	$2,183
	2009	$1,866	$1,854	$1,944	$2,210	$1,964

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisition of the Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)

Includes the impact of the acquisitions of Hoseasons (March 2010), ResortQuest (September 2010), James Villa Holidays (November 2010) and two tuck-in acquisitions (third quarter 2011) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(c)

Includes gross VOI sales under the Company’s Wyndham Asset Affiliate Model (WAAM) 1.0 beginning in the first quarter of 2010 and WAAM 2.0 beginning in the second quarter of 2012 (see Table 9 for a reconciliation of gross VOI sales to vacation ownership interest sales).

(d)	Includes the impact of WAAM 1.0 related tours beginning in the first quarter of 2010 and WAAM 2.0 related tours beginning in the second quarter of 2012.

Table 3

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Wyndham Worldwide Corporation

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties	2012	7,150	7,170	N/A	N/A	N/A
	2011	7,190	7,220	7,190	7,210	N/A
	2010	7,090	7,160	7,150	7,210	N/A
	2009	6,990	7,020	7,040	7,110	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (b)	2012	$96,000	$100,000	N/A	N/A	N/A
	2011	$79,000	$80,000	$96,000	$83,000	$339,000
	2010	$86,000	$87,000	$85,000	$82,000	$340,000
	2009	$107,000	$122,000	$117,000	$103,000	$449,000

Sales under WAAM 1.0 (in 000s) (c)	2012	$17,000	$18,000	N/A	N/A	N/A
	2011	$18,000	$19,000	$38,000	$31,000	$106,000
	2010	$5,000	$13,000	$20,000	$14,000	$51,000

WAAM 1.0 Commission Revenues (in 000s)	2012	$12,000	$11,000	N/A	N/A	N/A
	2011	$10,000	$11,000	$23,000	$21,000	$65,000
	2010	$3,000	$8,000	$12,000	$9,000	$31,000

Sales under WAAM 2.0 (in 000s) (d)	2012	$—	$12,000	N/A	N/A	N/A

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisition of Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)

Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

(c)

Represents gross VOI sales under the Company’s WAAM 1.0 for which the Company earns commission revenue (WAAM 1.0 Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statements of Income. The Company implemented this sales model during the first quarter of 2010 and, as such, there is no historical data prior to 2010.

(d)

Represents gross VOI sales under the Company’s WAAM 2.0 which enables the Company to acquire and own completed timeshare units close to the timing of the sales of such units. This significantly reduces the period between the deployment of capital to acquire inventory and the subsequent return on investment which occurs at the time of its sale to a timeshare purchaser. The Company implemented this sales model during the second quarter of 2012 and as such, there is no historical data prior to 2012.

Table 3

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Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Lodging

Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned, (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided and (iii) properties managed under a joint venture.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Vacation Exchange and Rentals

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through us. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales. We believe that Gross VOI sales provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.

Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.

Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. We have excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2009-2012. We believe that VPG provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the efficiency of this business’ tour selling efforts during a given reporting period.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2012					2011
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$62	$80	N/A	N/A	N/A	$58	$75	$85	$66	$284
Marketing, Reservation and Wyndham Rewards Revenues (a)	68	99	N/A	N/A	N/A	54	75	94	76	299
Hotel Management Reimbursable Revenues (b)	21	22	N/A	N/A	N/A	19	19	21	20	79
Inter-segment Trademark Fees (c)	8	9	N/A	N/A	N/A	1	2	3	4	10
Owned Hotel Revenues	8	8	N/A	N/A	N/A	—	—	—	5	5
Ancillary Revenues (d)	18	15	N/A	N/A	N/A	17	19	19	17	72

Total Lodging	185	233	N/A	N/A	N/A	149	190	222	188	749

Vacation Exchange and Rentals
Exchange Revenues	188	162	N/A	N/A	N/A	194	168	161	150	673
Rental Revenues	159	170	N/A	N/A	N/A	150	180	260	125	715
Ancillary Revenues (e)	14	16	N/A	N/A	N/A	12	13	15	16	56

Total Vacation Exchange and Rentals	361	348	N/A	N/A	N/A	356	361	436	291	1,444

Vacation Ownership
Vacation Ownership Interest Sales	271	342	N/A	N/A	N/A	222	313	320	295	1,150
Consumer Financing	103	102	N/A	N/A	N/A	102	103	105	105	415
Property Management Fees	110	108	N/A	N/A	N/A	110	108	105	101	424
WAAM 1.0 Commissions	12	11	N/A	N/A	N/A	10	11	23	21	65
Ancillary Revenues (f)	5	7	N/A	N/A	N/A	6	6	6	5	23

Total Vacation Ownership	501	570	N/A	N/A	N/A	450	541	559	527	2,077

Total Reportable Segments	$1,047	$1,151	N/A	N/A	N/A	$955	$1,092	$1,217	$1,006	$4,270

	2010					2009
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$52	$69	$82	$62	$265	$57	$68	$72	$57	$254
Marketing, Reservation and Wyndham Rewards Revenues (a)	50	65	76	60	251	54	66	73	53	246
Hotel Management Reimbursable Revenues (b)	21	20	18	18	77	22	23	21	19	85
Ancillary Revenues (d)	21	24	27	23	95	21	17	17	20	75

Total Lodging	144	178	203	163	688	154	174	183	149	660

Vacation Exchange and Rentals
Exchange Revenues	189	161	163	153	666	185	165	164	154	668
Rental Revenues	105	115	161	114	495	96	109	157	98	460
Ancillary Revenues (e)	6	5	6	15	32	6	6	6	6	24

Total Vacation Exchange and Rentals	300	281	330	282	1,193	287	280	327	258	1,152

Vacation Ownership
Vacation Ownership Interest Sales	217	271	308	276	1,072	239	242	285	287	1,053
Consumer Financing	105	106	107	107	425	109	109	108	109	435
Property Management Fees	100	100	104	101	405	91	94	96	95	376
WAAM 1.0 Commissions (g)	3	8	12	8	31	—	—	—	—	—
Ancillary Revenues (f)	19	20	2	5	46	23	22	19	17	81

Total Vacation Ownership	444	505	533	497	1,979	462	467	508	508	1,945

Total Reportable Segments	$888	$964	$1,066	$942	$3,860	$903	$921	$1,018	$915	$3,757

Note: Full year amounts may not add across due to rounding.

(a)

Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we pay on behalf of property owners and for which we are reimbursed by the property owners.
(c)

During 2011, $3 million, $1 million and $2 million of inter-segment trademark fees were recorded as a reduction of expenses in Q1, Q2 and Q3, respectively. As such, total inter-segment trademark fees for 2011 were $16 million.

(d)	Primarily includes additional services provided to franchisees.
(e)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(f)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.
(g)	The Company implemented the WAAM 1.0 sales model during the first quarter of 2010 and, as such, there is no historical data for 2009.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Securitized vacation ownership debt (a)
Term notes	$1,634	$1,896	$1,625	$1,512	$1,446
Bank conduit facility (b)	220	104	237	218	242

Securitized vacation ownership debt (c)	1,854	2,000	1,862	1,730	1,688
Less: Current portion of securitized vacation ownership debt	191	206	196	179	190

Long-term securitized vacation ownership debt	$1,663	$1,794	$1,666	$1,551	$1,498

Debt:
Revolving credit facility (due July 2016) (d)	$81	$47	$218	$169	$107
3.50% convertible notes (due May 2012) (e)	—	44	36	27	32
9.875% senior unsecured notes (due May 2014) (f)	42	42	243	243	242
6.00% senior unsecured notes (due December 2016) (g)	362	362	811	812	803
2.95% senior unsecured notes (due March 2017) (h)	298	298	—	—	—
5.75% senior unsecured notes (due February 2018) (i)	248	247	247	247	247
7.375% senior unsecured notes (due March 2020) (j)	248	248	247	247	247
5.625% senior unsecured notes (due March 2021) (k)	245	245	245	245	245
4.25% senior unsecured notes (due March 2022) (l)	644	643	—	—	—
Vacation rentals capital leases	95	103	102	108	120
Other	3	1	4	1	1

Total debt	2,266	2,280	2,153	2,099	2,044
Less: Current portion of debt	11	54	46	37	43

Long-term debt	$2,255	$2,226	$2,107	$2,062	$2,001

(a)

The Company’s vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities (“SPE”) that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company’s creditors and legally are not the Company’s assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.

(b)

Represents a non-recourse vacation ownership bank conduit facility with a term through June 2013 and borrowing capacity of $600 million. As of June 30, 2012, this facility had remaining borrowing capacity of $380 million.

(c)

This debt is collateralized by $2,490 million, $2,622 million, $2,638 million, $2,502 million and $2,672 million of underlying vacation ownership contract receivables and related assets as of June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011, respectively.

(d)

Represents a $1.0 billion revolving credit facility that expires on July 15, 2016. As of June 30, 2012, the Company had $11 million of outstanding letters of credit and a remaining borrowing capacity of $908 million.

(e)	Represents convertible notes issued by the Company during May 2009 and repaid by the Company during May 2012.
(f)	Represents senior unsecured notes issued by the Company during May 2009. The balance as of June 30, 2012 represents $43 million aggregate principal less $1 million of unamortized discount.
(g)

Represents senior unsecured notes issued by the Company during December 2006. The balance as of June 30, 2012 represents $357 million aggregate principal less $1 million of unamortized discount, plus $6 million of unamortized gains from the settlement of a derivative.

(h)	Represents senior unsecured notes issued by the Company during March 2012. The balance as of June 30, 2012 represents $300 million aggregate principal less $2 million of unamortized discount.
(i)	Represents senior unsecured notes issued by the Company during September 2010. The balance as of June 30, 2012 represents $250 million aggregate principal less $2 million of unamortized discount.
(j)	Represents senior unsecured notes issued by the Company during February 2010. The balance as of June 30, 2012 represents $250 million aggregate principal less $2 million of unamortized discount.
(k)	Represents senior unsecured notes issued by the Company during March 2011. The balance as of June 30, 2012 represents $250 million aggregate principal less $5 million of unamortized discount.
(l)	Represents senior unsecured notes issued by the Company during March 2012. The balance as of June 30, 2012 represents $650 million aggregate principal less $6 million of unamortized discount.

Table 6

(1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended June 30, 2012
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	101	25,360	63.2%	$111.54	$70.48

TRYP by Wyndham	89	12,824	66.9%	$102.26	$68.37

Wingate by Wyndham	161	14,796	65.6%	$84.70	$55.60

Hawthorn Suites by Wyndham	77	7,355	65.3%	$75.89	$49.56

Ramada	841	113,275	55.5%	$79.17	$43.93

Baymont	257	21,655	55.0%	$64.24	$35.36

Days Inn	1,825	146,261	51.4%	$63.92	$32.86

Super 8	2,275	144,570	57.8%	$53.07	$30.65

Howard Johnson	445	44,441	49.4%	$62.32	$30.79

Travelodge	433	32,159	50.7%	$66.41	$33.66

Microtel Inns & Suites by Wyndham	308	21,967	58.0%	$62.40	$36.18

Knights Inn	353	22,255	42.5%	$43.11	$18.30

Dream	5	990	73.1%	$221.34	$161.88

Night	2	422	86.6%	$210.05	$181.94

Total Lodging	7,172	608,330	54.9%	$67.81	$37.23

Vacation Ownership

Wyndham Vacation Ownership resorts	165	20,938	N/A	N/A	N/A

Total Wyndham Worldwide	7,337	629,268

	As of and For the Three Months Ended June 30, 2011
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	98	26,488	62.7%	$109.96	$68.98

TRYP by Wyndham	94	13,659	66.6%	$103.39	$68.88

Wingate by Wyndham	166	15,234	62.8%	$82.01	$51.51

Hawthorn Suites by Wyndham	74	7,054	63.8%	$75.96	$48.49

Ramada	884	117,365	53.9%	$75.47	$40.70

Baymont	255	21,381	51.2%	$62.66	$32.08

Days Inn	1,865	149,032	50.2%	$61.60	$30.92

Super 8	2,214	139,196	54.6%	$54.95	$30.01

Howard Johnson	462	46,291	49.1%	$61.11	$30.00

Travelodge	434	32,364	49.0%	$65.77	$32.23

Microtel Inns & Suites by Wyndham	317	22,579	55.9%	$58.85	$32.88

Knights Inn	347	21,221	40.1%	$42.71	$17.14

Dream	5	990	71.6%	$173.17	$124.00

Night	1	72	92.8%	$228.31	$211.96

Total Lodging	7,216	612,926	53.0%	$66.73	$35.38

Vacation Ownership

Wyndham Vacation Ownership resorts	162	20,760	N/A	N/A	N/A

Total Wyndham Worldwide	7,378	633,686

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6

(2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Six Months Ended June 30, 2012
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	101	25,360	59.4%	$111.30	$66.15

TRYP by Wyndham	89	12,824	59.0%	$99.57	$58.73

Wingate by Wyndham	161	14,796	61.6%	$82.60	$50.91

Hawthorn Suites by Wyndham	77	7,355	62.4%	$74.93	$46.74

Ramada	841	113,275	51.6%	$77.70	$40.06

Baymont	257	21,655	49.9%	$62.54	$31.18

Days Inn	1,825	146,261	46.9%	$61.67	$28.95

Super 8	2,275	144,570	52.5%	$51.94	$27.28

Howard Johnson	445	44,441	46.8%	$60.72	$28.42

Travelodge	433	32,159	46.7%	$64.10	$29.95

Microtel Inns & Suites by Wyndham	308	21,967	53.5%	$60.54	$32.41

Knights Inn	353	22,255	39.5%	$41.79	$16.51

Dream	5	990	74.1%	$207.74	$154.04

Night	2	422	87.4%	$208.83	$182.48

Total Lodging	7,172	608,330	50.5%	$66.25	$33.47

Vacation Ownership

Wyndham Vacation Ownership resorts	165	20,938	N/A	N/A	N/A

Total Wyndham Worldwide	7,337	629,268

	As of and For the Six Months Ended June 30, 2011
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	98	26,488	58.1%	$108.43	$63.01

TRYP by Wyndham	94	13,659	57.5%	$106.68	$61.36

Wingate by Wyndham	166	15,234	59.3%	$80.29	$47.63

Hawthorn Suites by Wyndham	74	7,054	60.7%	$75.14	$45.63

Ramada	884	117,365	49.7%	$74.51	$37.01

Baymont	255	21,381	46.2%	$61.04	$28.20

Days Inn	1,865	149,032	45.4%	$60.08	$27.27

Super 8	2,214	139,196	49.3%	$53.39	$26.31

Howard Johnson	462	46,291	45.1%	$59.36	$26.77

Travelodge	434	32,364	44.9%	$63.04	$28.32

Microtel Inns & Suites by Wyndham	317	22,579	51.1%	$57.13	$29.19

Knights Inn	347	21,221	37.0%	$41.84	$15.47

Dream	5	990	71.9%	$174.20	$125.27

Night	1	72	93.1%	$246.94	$229.87

Total Lodging	7,216	612,926	48.3%	$65.35	$31.57

Vacation Ownership

Wyndham Vacation Ownership resorts	162	20,760	N/A	N/A	N/A

Total Wyndham Worldwide	7,378	633,686

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Impairment Recovery (c)	Allowance Reversal (d)	Adjusted EBITDA
Three months ended March 31, 2012
Lodging	$185	$49	$—		$—	$49
Vacation Exchange and Rentals	361	95	—	—	(2)	93
Vacation Ownership	501	103	—	—	—	103

Total Reportable Segments	1,047	247	—	—	(2)	245
Corporate and Other (a)	(11)	(21)	(4)	—	—	(25)

Total Company	$1,036	$226	$(4)	$—	$(2)	$220

Three months ended June 30, 2012
Lodging	$233	$75	$—	$(1)	$—	$74
Vacation Exchange and Rentals	348	82	—	—		82
Vacation Ownership	570	150	—	—	—	150

Total Reportable Segments	1,151	307	—	(1)	—	306
Corporate and Other (a)	(12)	(25)	—	—	—	(25)

Total Company	$1,139	$282	$—	$(1)	$—	$281

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to the recovery of a previously recorded impairment charge.
(d)	Relates to a benefit from the reversal of an allowance associated with a previously divested asset.

Table 7

(2 of 2)

Wyndham Worldwide

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Asset Impairments		Restructuring Costs		VAT Adjustments (e)	CTA Writeoff (f)	Adjusted EBITDA
Three months ended March 31, 2011
Lodging	$149	$27	$—	$13	(c)	$—		$—	$—	$40
Vacation Exchange and Rentals	356	93	—	—		—		—	—	93
Vacation Ownership	450	97	—	—		(1	)(d)	—	—	96

Total Reportable Segments	955	217	—	13		(1)		—	—	229
Corporate and Other (a)	(3)	(14)	(11)	—		—		—	—	(25)

Total Company	$952	$203	$(11)	$13		$(1)		$—	$—	$204

Three months ended June 30, 2011
Lodging	$190	$66	$—	$—		$—		$—	$—	$66
Vacation Exchange and Rentals	361	106	—	—		7	(g)	(31)	—	82
Vacation Ownership	541	130	—	—		—		—	—	130

Total Reportable Segments	1,092	302	—	—		7		(31)	—	278
Corporate and Other (a)	(2)	(26)	3	—		—		—	—	(23)

Total Company	$1,090	$276	$3	$—		$7		$(31)	$—	$255

Three months ended September 30, 2011
Lodging	$222	$67	$—	$—		$—		$—	$—	$67
Vacation Exchange and Rentals	436	131	—	—		—		—	4	135
Vacation Ownership	559	149	—	—		—		—	—	149

Total Reportable Segments	1,217	347	—	—		—		—	4	351
Corporate and Other (a)	(5)	(18)	(8)	—		—		—	—	(26)

Total Company	$1,212	$329	$(8)	$—		$—		$—	$4	$325

Three months ended December 31, 2011
Lodging	$188	$(3)	$—	$44	(h)	$—		$—	$—	$41
Vacation Exchange and Rentals	291	38	—	—		—		—	—	38
Vacation Ownership	527	139	—	—		—		—	—	139

Total Reportable Segments	1,006	174	—	44		—		—	—	218
Corporate and Other (a)	(6)	(26)	—	—		—		—	—	(26)

Total Company	$1,000	$148	$—	$44		$—		$—	$—	$192

Twelve months ended December 31, 2011
Lodging	$749	$157	$—	$57	(c) (h)	$—		$—	$—	$214
Vacation Exchange and Rentals	1,444	368	—	—		7	(g)	(31)	4	348
Vacation Ownership	2,077	515	—	—		(1	)(d)	—	—	514

Total Reportable Segments	4,270	1,040	—	57		6		(31)	4	1,076
Corporate and Other (a)	(16)	(84)	(16)	—		—		—	—	(100)

Total Company	$4,254	$956	$(16)	$57		$6		$(31)	$4	$976

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to a non-cash impairment charge related to a write-down of an international joint venture.
(d)	Relates to the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.
(e)	Relates to a net benefit resulting from a refund of value added taxes.
(f)	Relates to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.
(g)	Relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.
(h)	Relates to non-cash impairment charges primarily related to the write-down of certain franchise and management agreements and development advance notes.

Table 8

(1 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended June 30, 2012
	As Reported	Impairment Recovery		As Adjusted
Net revenues
Service fees and membership	$489			$489
Vacation ownership interest sales	342			342
Franchise fees	163			163
Consumer financing	102			102
Other	43			43

Net revenues	1,139	—		1,139

Expenses
Operating	451			451
Cost of vacation ownership interests	42			42
Consumer financing interest	23			23
Marketing and reservation	190			190
General and administrative	156			156
Depreciation and amortization	46			46

Total expenses	908	—		908

Operating income	231	—		231
Other income, net	(5)	1	(a)	(4)
Interest expense	32			32
Early extinguishment of debt	—			—
Interest income	(2)			(2)

Income before income taxes	206	(1)		205
Provision for income taxes	78	(1	)(b)	77

Net income attributable to Wyndham	$128	$—		$128

Earnings per share
Basic	$0.89	$—		$0.89
Diluted	0.88	—		0.87

Weighted average shares outstanding
Basic	144	144		144
Diluted	147	147		147

Note: EPS amounts may not add due to rounding.

(a)	Relates to the recovery of a previously recorded impairment charge.
(b)	Relates to the tax effect of the adjustment.

Table 8

(2 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Six Months Ended June 30, 2012
	As Reported	Impairment Recovery		Legacy Adjustments		Allowance Reversal	Early Extinguishment of Debt		As Adjusted
Net revenues
Service fees and membership	$993								$993
Vacation ownership interest sales	613								613
Franchise fees	281								281
Consumer financing	205								205
Other	83								83

Net revenues	2,175	—		—		—	—		2,175

Expenses
Operating	895								895
Cost of vacation ownership interests	70								70
Consumer financing interest	46								46
Marketing and reservation	356								356
General and administrative	310			4	(b)				314
Depreciation and amortization	91								91

Total expenses	1,768	—		4		—	—		1,772

Operating income	407	—		(4)		—	—		403
Other income, net	(9)	1	(a)			2 (c)			(6)
Interest expense	65								65
Early extinguishment of debt	106						(106	)(d)	—
Interest income	(5)								(5)

Income before income taxes	250	(1)		(4)		(2)	106		349
Provision for income taxes	91	(1	)(e)	(2	)(e)	— (e)	44	(e)	132

Net income	159	—		(2)		(2)	62		217
Net loss attributable to noncontrolling interest	1	—		—		—	—		1

Net income attributable to Wyndham	$160	$—		$(2)		$(2)	$62		$218

Earnings per share
Basic	$1.10	$—		$(0.02)		$(0.01)	$0.43		$1.50
Diluted	1.08	—		(0.02)		(0.01)	0.42		1.47

Weighted average shares outstanding
Basic	145	145		145		145	145		145
Diluted	148	148		148		148	148		148

(a)	Relates to the recovery of a previously recorded impairment charge.
(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to a benefit from the reversal of an allowance associated with a previously divested asset.
(d)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.
(e)	Relates to the tax effect of the adjustment.

Table 8

(3 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended June 30, 2011
	As Reported	Early Extinguishment of Debt		Legacy Adjustments		Restructuring Costs		VAT Adjustments		As Adjusted
Net revenues
Service fees and membership	$499									$499
Vacation ownership interest sales	313									313
Franchise fees	134									134
Consumer financing	103									103
Other	41									41

Net revenues	1,090	—		—		—		—		1,090

Expenses
Operating	458									458
Cost of vacation ownership interests	48									48
Consumer financing interest	23									23
Marketing and reservation	153									153
General and administrative	126			(3	)(b)			31	(d)	154
Restructuring	7					(7	)(c)			—
Depreciation and amortization	45									45

Total expenses	860	—		(3)		(7)		31		881

Operating income	230	—		3		7		(31)		209
Other income, net	(1)									(1)
Interest expense	36							(3	)(e)	33
Early extinguishment of debt	1	(1	)(a)							—
Interest income	(2)									(2)

Income before income taxes	196	1		3		7		(28)		179
Provision for income taxes	82	1	(f)	1	(f)	2	(f)	(15	)(f)	71

Net income attributable to Wyndham	$114	$—		$2		$5		$(13)		$108

Earnings per share
Basic	$0.68	$—		$0.01		$0.03		$(0.08)		$0.65
Diluted	0.67	—		0.01		0.03		(0.08)		0.64

Weighted average shares outstanding
Basic	167	167		167		167		167		167
Diluted	170	170		170		170		170		170

Note: EPS amounts may not add due to rounding.

(a)	Relates to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the second quarter of 2011.
(b)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.
(d)	Relates to a net benefit resulting from a refund of value added taxes.
(e)	Relates to interest on value added tax accruals.
(f)	Relates to the tax effect of the adjustments.

Table 8

(4 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Six Months Ended June 30, 2011
	As Reported	Early Extinguishment of Debt		Legacy Adjustments		Asset Impairment		Restructuring Costs		VAT Adjustments		As Adjusted
Net revenues
Service fees and membership	$995											$995
Vacation ownership interest sales	535											535
Franchise fees	235											235
Consumer financing	206											206
Other	70											70

Net revenues	2,041	—		—		—		—		—		2,041

Expenses
Operating	868											868
Cost of vacation ownership interests	79											79
Consumer financing interest	46											46
Marketing and reservation	290											290
General and administrative	266			4	(b)					31	(f)	301
Asset impairment	13					(13	)(d)					—
Restructuring	6							(6	)(e)			—
Depreciation and amortization	90											90

Total expenses	1,658	—		4		(13)		(6)		31		1,674

Operating income	383	—		(4)		13		6		(31)		367
Other income, net	(7)			4	(c)							(3)
Interest expense	69									(3	)(g)	66
Early extinguishment of debt	12	(12	)(a)									—
Interest income	(3)											(3)

Income before income taxes	312	12		(8)		13		6		(28)		307
Provision for income taxes	126	5	(h)	(3	)(h)	5	(h)	2	(h)	(15	)(h)	120

Net income attributable to Wyndham	$186	$7		$(5)		$8		$4		$(13)		$187

Earnings per share
Basic	$1.10	$0.04		$(0.03)		$0.05		$0.03		$(0.08)		$1.10
Diluted	1.07	0.04		(0.03)		0.04		0.02		(0.07)		1.07

Weighted average shares outstanding
Basic	170	170		170		170		170		170		170
Diluted	174	174		174		174		174		174		174

Note: EPS amounts may not add due to rounding.

(a)	Relates to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the first half of 2011.
(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to a gain on the redemption of a preferred stock investment allocated to the Company in connection with our separation from Cendant.
(d)	Relates to a non-cash impairment charge to reduce the value of an international joint venture in the Company’s lodging business.
(e)	Primarily relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.
(f)	Relates to a net benefit resulting from a refund of value added taxes.
(g)	Relates to interest on value added tax accruals.
(h)	Relates to the tax effect of the adjustments.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

The Company defines free cash flow as net cash provided by operating activities less capital expenditures, equity investments and development advances. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, equity investments and development advances, can be used for strategic opportunities, including making acquisitions, paying dividends, repurchasing the Company’s common stock and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of the Company’s operating results to its competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Six Months Ended June 30,
	2012	2011
Net cash provided by operating activities	$647	$696
Less: Property and equipment additions	(78)	(96)
Less: Equity investments and development advances	(2)	(5)

Free cash flow	$567	$595

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):

Year
2012	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales (a)	$384	$460	N/A	N/A	N/A
Less: Sales under WAAM 1.0	(17)	(18)	N/A	N/A	N/A

Gross VOI sales, net of WAAM 1.0 sales	367	442	N/A	N/A	N/A
Less: Loan loss provision	(96)	(100)	N/A	N/A	N/A

Vacation ownership interest sales (a)	$271	$342	N/A	N/A	N/A

2011
Gross VOI sales	$319	$412	$455	$409	$1,595
Less: Sales under WAAM 1.0	(18)	(19)	(38)	(31)	(106)

Gross VOI sales, net of WAAM 1.0 sales	302	393	417	378	1,489
Less: Loan loss provision	(79)	(80)	(96)	(83)	(339)

Vacation ownership interest sales	$222	$313	$320	$295	$1,150

2010
Gross VOI sales	$308	$371	$412	$373	$1,464
Less: Sales under WAAM 1.0	(5)	(13)	(20)	(14)	(51)

Gross VOI sales, net of WAAM 1.0 sales	303	358	392	359	1,413
Less: Loan loss provision	(86)	(87)	(85)	(82)	(340)

Vacation ownership interest sales	$217	$271	$308	$276	$1,072

2009
Gross VOI sales	$280	$327	$366	$343	$1,315
Plus: Net effect of percentage-of-completion accounting (b)	67	37	36	47	187
Less: Loan loss provision	(107)	(122)	(117)	(103)	(449)

Vacation ownership interest sales	$239	$242	$285	$287	$1,053

Note: Amounts may not add due to rounding.

(a)	Includes VOI sales under WAAM 2.0 beginning in the second quarter of 2012.
(b)	Represents the revenue that is deferred under the percentage of completion method of accounting.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company’s VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2012	$27	$20	N/A	N/A	N/A
2011	$18	$18	$21	$11	$68
2010	$20	$20	$23	$17	$80
2009	$24	$23	$29	$28	$104

Note: Amounts may not add across due to rounding.